UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2019

The Blackstone Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33551	20-8875684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of Principal Executive Officers)	(Zip Code)

(212) 583-5000

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

The Blackstone Group Inc. is providing the disclosure contained in this Current Report on Form 8-K to reflect the completion of its conversion (the “Conversion”) from a Delaware limited partnership named The Blackstone Group L.P. (the “Partnership”) to a Delaware corporation named The Blackstone Group Inc. (the “Corporation”) effective at 12:01 a.m. (Eastern Time) on July 1, 2019 (the “Effective Time”). References to “Blackstone” in this Current Report on Form 8-K mean (i) prior to the Effective Time, The Blackstone Group L.P. and (ii) following the Effective Time, The Blackstone Group Inc.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 28, 2019, the Partnership notified the New York Stock Exchange (the “NYSE”) that a Certificate of Conversion (the “Certificate of Conversion”) had been filed with the Secretary of State of the State of Delaware. At the Effective Time, (i) each common unit of the Partnership (“Common Unit”) outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Class A common stock, $0.00001 par value per share, of the Corporation (“Class A Common Stock”), (ii) the special voting unit (“Special Voting Unit”) of the Partnership outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Class B common stock, $0.00001 par value per share, of the Corporation (“Class B Common Stock”) and (c) the general partner units of the Partnership outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Class C common stock, $0.00001 par value per share, of the Corporation (“Class C Common Stock”).

As of the open of business on Monday, July 1, 2019, the NYSE will cease trading of the Common Units on the NYSE and commence trading of the Class A Common Stock (CUSIP: 09260D 107) on the NYSE under the existing ticker symbol “BX” and we expect the NYSE to file with the Securities and Exchange Commission an application on Form 25 to report that the Common Units are discontinued for trading on the NYSE.

Item 3.03	Material Modification to Rights of Security Holders.

The Certificate of Incorporation and Bylaws of the Corporation provide the Class A common stockholders with substantially the same rights and obligations that the common unitholders had under the Partnership’s limited partnership agreement. Accordingly, the Class A Common Stock generally is non-voting like the Common Units. More specifically, the Certificate of Incorporation provides that holders of the Class A Common Stock do not have any voting rights or powers except as required by the Delaware General Corporation Law or as expressly provided in the Certificate of Incorporation.

Similarly, the Class B Common Stock generally is non-voting like the Special Voting Unit. The Class B Common Stock generally will vote together with the Class A Common Stock as a single class on those few matters that may be submitted for a vote of the Class A Common Stock. The single share of outstanding Class B Common Stock is held by Blackstone Partners L.L.C., an entity owned by the senior managing directors of Blackstone and controlled by Mr. Stephen A. Schwarzman that previously held the Special Voting Unit prior to the Conversion.

The Class C Common Stock is the only class of the Corporation’s common stock entitled to vote at a meeting of stockholders (or to take similar action by written consent) in the election of directors and generally with respect to all other matters submitted to a vote of stockholders. The single share of outstanding Class C Common Stock is held by Blackstone Group Management L.L.C., an entity owned by the senior managing directors of Blackstone and controlled by Mr. Stephen A. Schwarzman that previously served as the general partner of the Partnership prior to the Conversion.

As a result, the Corporation is a “controlled company” within the meaning of the corporate governance standards of the NYSE and, like the Partnership, qualifies for exceptions from certain corporate governance rules of the NYSE.

Under the partnership agreement of the Partnership, the general partner of the Partnership may, upon the approval of the holders of at least two-thirds of the voting power of our outstanding Common Units and Special Voting Units voting together as a single class, have been replaced with a successor general partner designated by a majority of the voting power of such classes voting together as a single class. Similarly, under the Certificate of Incorporation, the holder of the Class C Common Stock may, upon the approval of the stockholders holding at least two-thirds of the voting power of our outstanding shares of Class A Common Stock and Class B Common Stock voting together as a single class, be required to transfer its shares of Class C Common Stock to a successor holder of Class C Common Stock designated by the stockholders holding a majority of the voting power of such classes voting together as a single class.

To the extent applicable, the disclosures set forth in (i) Item 3.01 above regarding the conversion of the Common Units into Class A Common Stock, (ii) Item 5.03 below regarding the Certificate of Conversion, Certificate of Incorporation and Bylaws, and (iii) Item 8.01 below regarding the Conversion are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the Conversion, the business and affairs of the Corporation will be overseen by the board of directors of the Corporation, rather than by the board of directors of Blackstone Group Management L.L.C., the general partner of the Partnership. The directors and executive officers of the Corporation immediately after the Conversion were the same individuals who were directors and executive officers, respectively, of Blackstone Group Management L.L.C., the general partner of the Partnership, immediately prior to the Conversion.

In addition, the audit committee and executive committee of the board of directors of the general partner of the Partnership, and the membership thereof, prior to the Effective Time, were replicated at the Corporation at the Effective Time. The board of directors of the Corporation also has a compensation committee, the members of which are appointed by Blackstone Group Management L.L.C., as the sole holder of Class C Common Stock. Mr. Schwarzman is initially the sole member of the compensation committee. Following the Conversion, when the provisions of the Partnership’s partnership agreement that contemplate a standing conflicts committee no longer apply, disinterested members of our board of directors will continue to address conflicts, including by referral of such matters to the audit committee or such other committee of disinterested directors as the board of directors deems appropriate.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On June 28, 2019, to implement the Conversion, Blackstone Group Management L.L.C., in its capacity as the Partnership’s general partner, filed with the Secretary of State of the State of Delaware the Certificate of Conversion and, in its capacity as sole incorporator of the Corporation, filed with the Secretary of State of the State of Delaware a Certificate of Incorporation (the “Certificate of Incorporation”).

At the Effective Time, the Partnership converted to the Corporation pursuant to the Certificate of Conversion, and the Certificate of Incorporation and the Bylaws of the Corporation became effective. The full text of the Certificate of Conversion, Certificate of Incorporation and Bylaws are filed herewith as Exhibits 3.1, 3.2 and 3.3, respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 1, 2019, Blackstone issued a press release announcing the completion of the Conversion. A copy of the press release is attached hereto as Exhibit 99.2.

Item 8.01	Other Events.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation is a successor registrant to the Partnership and thereby subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder. The shares of Class A Common Stock of the Corporation, as the successor registrant to the Partnership, are deemed to be registered under Section 12(b) of the Exchange Act.

The Description of Capital Stock set forth in Exhibit 99.1 is being filed for the purpose of providing a description of the capital stock of Blackstone and is incorporated into this Item 8.01 by reference. The Description of Capital Stock summarizes the material terms of Blackstone’s capital stock as of the date hereof. This summary is not a complete description of the terms of Blackstone’s capital stock and is qualified by reference to Blackstone’s Certificate of Incorporation and Bylaws, each filed herewith, as well as applicable provisions of Delaware law.

The disclosure contained in this Current Report on Form 8-K modifies and supersedes any corresponding discussions included in any registration statement or report previously filed with the SEC pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder to the extent they are inconsistent with such information.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Conversion of The Blackstone Group L.P.

3.2	Certificate of Incorporation of The Blackstone Group Inc.

3.3	Bylaws of The Blackstone Group Inc.

99.1	Description of Capital Stock.

99.2	Press release of The Blackstone Group Inc. dated July 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BLACKSTONE GROUP INC.
Date: July 1, 2019
	By:	/s/ John G. Finley
		Name:	John G. Finley
		Title:	Chief Legal Officer